UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________________________________________________________

Date of Report (Date of earliest event reported): April 18, 2012

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 18, 2012, Boston Scientific Corporation (the “Company”) entered into a $2,000,000,000 senior unsecured credit facility, by and among the Company, as Borrower, the several lenders party thereto, and Bank of America, N.A., as Syndication Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”). The new credit facility refinances the credit facilities under the Company's prior credit agreement, dated as of June 23, 2010, by and among the Company, as Borrower, BSC International Holding Limited, as Term Loan Borrower, the several lenders party thereto, JPMorgan Chase Bank, N.A., as Syndication Agent, and Bank of America, N.A., as Administrative Agent (the “2010 Facility”).
The Company may borrow from time to time up to $2,000,000,000 in revolving credit loans under the Credit Agreement. The Credit Agreement matures on April 18, 2017, with one-year extension options subject to certain conditions, including certain lender approvals. Loans under the Revolving Facility will bear interest at LIBOR plus an interest margin. The applicable interest margin will be based on the Company's long-term, senior unsecured, non-credit enhanced corporate credit ratings from Fitch Ratings Ltd., Moody's Investors Service, Inc., and Standard & Poor's Ratings Services and the Company's Consolidated Leverage Ratio (as defined in the Credit Agreement). Based on the Company's current credit ratings and Consolidated Leverage Ratio, any Eurodollar Loans and Multicurrency Loans under the Credit Agreement bear interest at LIBOR plus 1.275 percent (compared to LIBOR plus 2.050 percent under the 2010 Facility), and any ABR Loans under the Credit Agreement bear interest at LIBOR plus 0.275 percent (compared to LIBOR plus 1.050 percent under the 2010 Facility). In addition, the Company will pay a facility fee (currently 0.225 percent per year, compared to 0.450 percent per year under the 2010 Facility), based on the Company's credit ratings, Consolidated Leverage Ratio and the total amount of revolving credit commitments (generally irrespective of usage) under the Credit Agreement. The Credit Agreement contains covenants which, among other things, require that the Company maintain a minimum interest coverage ratio of 3.0 to 1.0 and a maximum leverage ratio of 3.5 to 1.0. The ratios are calculated based on earnings before interest, taxes, depreciation and amortization, as adjusted pursuant to the Credit Agreement (“Consolidated EBITDA”). The Company is permitted to exclude from Consolidated EBITDA any Non-Cash Charges (as defined in the Credit Agreement) and any Cash Litigation Payments (as defined in the Credit Agreement), and will be permitted to exclude from Consolidated Total Debt (as defined in the Credit Agreement) any new debt issued to fund any tax deficiency payments, provided that the sum of any excluded Cash Litigation Payments and any new debt issued to fund any tax deficiency payments shall not exceed $2,300,000,000 in the aggregate. In addition, the Company may exclude from Consolidated EBITDA any cash and non-cash charges with respect to restructurings, plant closings, staff reductions, distributor network optimization initiatives, distribution technology optimization initiatives or other similar charges, provided that the aggregate amount of all such charges shall not exceed $500,000,000.
A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement.

ITEM 1.02    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In connection with the entry into the Credit Agreement, the Company terminated the 2010 Facility on April 18, 2012 .

ITEM 2.03.     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit No.        Description

Exhibit 10.1
Credit Agreement dated as of April 18, 2012 by and among Boston Scientific Corporation, the several lenders parties thereto, and Bank of America, N.A., as Syndication Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2012	BOSTON SCIENTIFIC CORPORATION

	By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1
Credit Agreement dated as of April 18, 2012 by and among Boston Scientific Corporation, the several lenders parties thereto, and Bank of America, N.A., as Syndication Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent